DRAFT OF 1/11/05

5:00 P.M.

As filed with the Securities and Exchange Commission on January 13, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2005 (January 13, 2005)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits.

Signature

Item 8.01.                                         Other Events.

On January 13, 2005, Medarex, Inc. issued a press release to announce that its global development and commercialization collaboration agreement with Bristol-Myers Squibb Company (“BMS”), previously announced by both companies on November 8, 2004, has become effective. The agreement became effective after all conditions were satisfied, including expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the collaboration agreement, BMS and Medarex plan to jointly develop MDX-010, a fully human antibody investigational product targeting the CTLA-4 receptor, which is currently in Phase III clinical development for the treatment of metastatic melanoma.

As previously announced, Medarex will receive a cash payment of $50 million, of which $25 million will be for a purchase of Medarex’s common stock by BMS.  In addition, Medarex could receive as much as $205 million if all regulatory milestones are met, and up to $275 million in sales-related milestones.  Medarex has an option to co-promote and share profits with BMS in the United States.  BMS will receive an exclusive license outside of the United States and will pay royalties to Medarex on any commercial sales.

Item 9.01                                            Financial Statements and Exhibits.

(c)                                  Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1	Press Release issued January 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: January 13, 2005	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued January 13, 2005